Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Principal Life Insurance Company

We have audited the consolidated financial statements of Principal Life Insurance Company (the Company) as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, and have issued our report thereon dated April 25, 2017 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 24(a)(3) of this Registration Statement. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these schedules based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/Ernst & Young LLP

Des Moines, Iowa
April 25, 2017

Schedule I - Summary of Investments - Other Than Investments in Related Parties
December 31, 2016

			Amount as
			shown in the
			consolidated
			statement of
			financial
Type of Investment	Cost	Value	position
	(in millions)
Fixed maturities, available-for-sale:
U.S Treasury securities and obligations of U.S government
corporations and agencies	$1,398.1	$1,404.6	$1,404.6
States, municipalities and political subdivisions	5,431.6	5,535.6	5,535.6
Foreign governments	475.0	542.1	542.1
Public utilities	3,761.7	3,911.0	3,911.0
Redeemable preferred stock	33.8	37.0	37.0
All other corporate bonds	26,078.4	27,128.0	27,128.0
Residential mortgage-backed securities	2,786.8	2,822.6	2,822.6
Commercial mortgage-backed securities	4,116.2	4,060.2	4,060.2
Collateralized debt obligations	779.6	758.1	758.1
Other debt obligations	5,065.7	5,053.0	5,053.0
Total fixed maturities, available-for-sale	49,926.9	51,252.2	51,252.2
Fixed maturities, trading	219.8	219.8	219.8
Equity securities, available-for-sale:
Banks, trust and insurance companies	48.3	38.5	38.5
Non-redeemable preferred stock	55.4	57.8	57.8
Total equity securities, available-for-sale	103.7	96.3	96.3
Equity securities, trading	10.7	10.7	10.7
Mortgage loans	12,621.0	XXXX	12,621.0
Real estate, net:
Real estate acquired in satisfaction of debt	86.5	XXXX	86.5
Other real estate	1,278.7	XXXX	1,278.7
Policy loans	784.8	XXXX	784.8
Other investments	1,656.2	XXXX	1,656.2
Total investments	$66,688.3	XXXX	$68,006.2

Schedule III - Supplementary Insurance Information
As of December 31, 2016 and 2015 and for each of the years ended December 31, 2016, 2015 and 2014

			Contractholder
	Deferred	Future policy	and other
	acquisition	benefits and	policyholder
Segment	costs	claims	funds
	(in millions)
2016:
Retirement and Income Solutions	$812.7	$15,455.0	$30,796.8
Principal Global Investors	—	—	—
U.S. Insurance Solutions	2,371.5	8,673.3	5,320.0
Corporate	—	192.0	2.9
Total	$3,184.2	$24,320.3	$36,119.7

2015:
Retirement and Income Solutions	$854.0	$13,229.8	$28,651.5
Principal Global Investors	—	—	—
U.S. Insurance Solutions	2,203.3	8,373.9	5,216.4
Corporate	—	234.6	3.2
Total	$3,057.3	$21,838.3	$33,871.1

Schedule III - Supplementary Insurance Information - (continued)
As of December 31, 2016 and 2015 and for each of the years ended December 31, 2016, 2015 and 2014

				Amortization of
	Premiums and	Net	Benefits, claims	deferred	Other
	other	investment	and settlement	acquisition	operating
Segment	considerations	income (1)	expenses	costs	expenses (1)
	(in millions)
2016:
Retirement and Income
Solutions	$2,860.9	$1,931.2	$4,108.3	$161.4	$1,114.3
Principal Global Investors	—	6.2	—	—	513.1
U.S. Insurance Solutions	2,163.6	747.4	2,221.4	101.2	791.8
Corporate	—	100.6	9.8	—	(153.0)
Total	$5,024.5	$2,785.4	$6,339.5	$262.6	$2,266.2

2015:
Retirement and Income
Solutions	$3,011.4	$1,749.0	$4,158.4	$158.2	$1,126.8
Principal Global Investors	—	10.9	—	—	502.9
U.S. Insurance Solutions	2,045.9	714.7	1,963.5	93.5	783.6
Corporate	0.1	77.4	13.2	—	(66.2)
Total	$5,057.4	$2,552.0	$6,135.1	$251.7	$2,347.1

2014:
Retirement and Income
Solutions	$1,584.5	$1,857.7	$2,766.9	$163.6	$1,056.9
Principal Global Investors	—	12.1	—	—	496.3
U.S. Insurance Solutions	1,913.8	711.8	1,847.9	184.9	710.4
Corporate	(1.1)	81.9	(4.8)	—	(8.9)
Total	$3,497.2	$2,663.5	$4,610.0	$348.5	$2,254.7

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change by segment if different methods were applied.

Schedule IV - Reinsurance
As of December 31, 2016, 2015 and 2014 and for each of the years then ended

					Percentage
		Ceded to	Assumed		of amount
	Gross	other	from other		assumed
	amount	companies	companies	Net amount	to net
	($ in millions)
2016:
Life insurance in force	$436,055.6	$241,677.5	$1,087.8	$195,465.9	0.6%

Premiums:
Life insurance and annuities	$3,637.5	$284.5	$226.0	$3,579.0	6.3%
Accident and health insurance	1,616.7	171.2	—	1,445.5	—%
Total	$5,254.2	$455.7	$226.0	$5,024.5	4.5%

2015:
Life insurance in force	$388,720.1	$183,503.7	$1,187.1	$206,403.5	0.6%

Premiums:
Life insurance and annuities	$3,773.7	$254.5	$183.2	$3,702.4	4.9%
Accident and health insurance	1,502.1	147.1	—	1,355.0	—%
Total	$5,275.8	$401.6	$183.2	$5,057.4	3.6%

2014:
Life insurance in force	$352,800.8	$176,168.5	$1,317.7	$177,950.0	0.7%

Premiums:
Life insurance and annuities	$2,357.1	$227.3	$143.9	$2,273.7	6.3%
Accident and health insurance	1,398.3	174.8	—	1,223.5	—%
Total	$3,755.4	$402.1	$143.9	$3,497.2	4.1%